                                                                 EXHIBIT (a)(3)

                                  ELECTION FORM

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   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
               MARCH 25, 2002, UNLESS NET2PHONE EXTENDS THE OFFER.


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To:      Net2Phone, Inc.
         520 Broad Street, 12th. Floor
         Newark, New Jersey 07102
         Attn: Susan Burman
         Telephone:        (973) 438-3203
         Facsimile:        (973) 438-1201


         The table attached hereto delineates the options I hold to purchase shares of common stock, par value $.01 per share ("Option Shares"), of Net2Phone, Inc. (the "Company") outstanding under the Company's 1999 Amended and Restated Stock Option and Incentive Plan (the "Plan") and that are eligible for repricing under the Offer to Reprice dated February 11, 2002:






        We urge you to read carefully the Offer to Reprice dated February 11, 2002 and the accompanying Cover Letter, which were sent to your company e-mail account, prior to deciding whether to elect to reprice all of your eligible options. You may obtain additional copies of this Offer to Reprice, accompanying Cover Letter and each of the documents to which we have incorporated by reference into the Schedule TO which we filed with the Securities and Exchange Commission in connection with the Offer (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents), at no cost by contacting Susan Burman at Net2Phone Inc., 520 Broad Street, Newark, New Jersey 07102 facsimile number (973) 438-3203, telephone number (973) 438-3203.

________Pursuant to the terms and subject to the conditions of the Offer to Reprice dated February 11, 2002, I hereby elect to reprice all of the eligible options.





         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options listed above. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Election Form proper evidence of the authority of such person to act in such capacity.




Signature:____________________________  Date:__________________________________
Name:_________________________________  Address:_______________________________
Capacity:_____________________________  _______________________________________
Tax ID/SSN:___________________________  Telephone No.:  (___) ___-____

                                 Net2Phone, Inc.



    Option Holder Name                  Grant
Outstanding    Outstanding
   Plan /       Next Vest     Grant No.    Type    Date     Shares    Price   Vested   Exercised
